Exhibit 10.12
[EXECUTION COPY]
AGREEMENT OF PURCHASE AND SALE
     THIS AGREEMENT (“Agreement”) is made as of the 2nd day of July, 2008, by and between FEDERAL SIGNAL CORPORATION, a Delaware corporation (“Seller”), and CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Purchaser”).
RECITALS
     A. Seller is the fee owner of that certain property located at 2645 Federal Signal Drive, University Park, Illinois 60466 (the “UP Property”), and legally described on Exhibit A attached hereto.
     B. Seller’s subsidiary, Elgin Sweeper Company, a Delaware corporation (“ESC Sub”), is the fee owner of that certain property located at 1300 West Bartlett Road, Elgin, Illinois 60120 (the “ELG Property”), and legally described on Exhibit B attached hereto.
     C. Purchaser has approached Seller and expressed a desire to purchase the properties upon the terms and conditions contained in this Agreement. Seller desires to sell the properties to Purchaser, subject to and in accordance with the terms, conditions and other provisions of this Agreement.
     D. As a part of this transaction, Purchaser also desires that Purchaser, as landlord, and Seller shall enter into the Leases (as hereinafter defined).
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
     The following capitalized terms shall have the meanings set forth in this Section 1 for all purposes under this Agreement:
     Closing. The consummation of the transactions described herein as more fully described in Section 4 below.
     Closing Date. July 2, 2008 or other date mutually agreed upon by the parties.
     Due Diligence Expiration Date. The date which is thirty (30) business days after the Effective Date.
     Due Diligence Period. The period commencing on the Effective Date (or earlier if Purchaser has previously entered on, or conducted investigations concerning, the Property) and continuing until the Due Diligence Expiration Date.
     Earnest Money. Cash in the amount of One Million and 00/100 Dollars ($1,000,000.00) (defined in Section 2.2(a) below as the “Deposit”).

     Effective Date. The date on which this Agreement is executed by Seller and Purchaser.
     Excluded Documents. All (a) communications between Seller or any affiliate and their attorneys and (b) other correspondence, memoranda and documents prepared or intended for internal use of Seller and/or its representatives.
     Improvements. The buildings and other improvements situated on the Land.
     Land. The parcels of land legally described in Exhibit A and Exhibit B attached hereto.
     Personal Property. All (i) personal property located on the Land that is owned by Seller and not owned by third parties, and used in connection with the operation of the Land, excluding the Trade Fixtures and Personal Property and (ii) intangible property that is owned by Seller and not owned by third parties, in connection with the Real Property, including, but not limited to all permits, licenses, warranties and guaranties.
     Property. The Real Property and Personal Property.
     Purchase Price. Thirty Seven Million One Hundred Seventy Four Thousand Forty Five and No/100 Dollars ($37,174,045.00), of which Twenty Two Million One Hundred Twenty Seven Thousand Seventy Four and No/100 Dollars is allocated to the UP Property and Fifteen Million Forty Six Thousand Nine Hundred Seventy One and No/100 Dollars ($15,046,971.00) is allocated to the ELG Property.
     Real Property. The Land and the Improvements, together with any and all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto.
     Title Company. First American Title Insurance Company, 30 N. LaSalle Street, Suite 310, Chicago, Illinois 60602.
     Trade Fixtures and Personal Property. Seller’s furniture, machinery, manufacturing equipment, safes, signs, trade fixtures, inventory and other items of movable personal property of every kind and description used in the operation of Seller’s business and set forth on Schedule 3, attached hereto.
SECTION 2. AGREEMENT TO SELL AND PURCHASE; PURCHASE PRICE; LEASES
     2.1 Agreement to Sell and Purchase. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property, subject to and in accordance with the terms, conditions and provisions hereof.
     2.2 Payment of Purchase Price. The total purchase price to be paid by Purchaser to Seller for the Property shall be the Purchase Price described in Section 1 above. The Purchase Price shall be payable in cash at Closing.

          (a) Earnest Money. In order to guarantee Purchaser’s performance of its obligations hereunder, including, without limitation, Purchaser’s obligation to close on the Closing Date, Purchaser shall, within three (3) business days after the delivery of this Agreement to Seller: (i) execute and deliver to Seller and the Title Company an earnest money escrow agreement, in the form attached hereto as Exhibit E, and (ii) deliver to the Title Company, as escrowee, cash (“Deposit”) in the amount of One Million and 00/100 Dollars ($1,000,000.00).
          (b) Purchase Price. At Closing, Purchaser shall pay into escrow with the Title Company the entire Purchase Price (less the Deposit) by wire transfer of immediately available funds. The proceeds of sale payable to Seller must be disbursed to and received by Seller, in Seller’s designated account, prior to 2:00 p.m. central on the Closing Date. If Seller has not received the sales proceeds by such time, Seller may elect to adjourn the Closing Date until the next business day.
     2.3 Leases. At Closing, Purchaser shall execute and deliver counterparts of leases for each property comprising the Land in the form of Exhibit C attached hereto (the “Leases”), with Purchaser as lessor (“Landlord”) and Seller, as lessee. Seller shall deliver at Closing counterparts of the Leases executed by Seller. A schedule of the monthly base rent for each Lease and the valuation for each Property is attached hereto as Exhibit D.
SECTION 3. SELLER’S DELIVERIES; CONDITIONS PRECEDENT
     3.1 Seller’s Deliveries. Except for any Excluded Documents, Seller has provided to Purchaser, or will provide to Purchaser within five (5) days of the Effective Date, the following items relating to the ownership and operation of the Property, to the extent they are in Seller’s possession or control:
          (a) copies of all guarantees and warranties which Seller received from any and all contractors and subcontractors pertaining to the Property;
          (b) current title commitments and Current Surveys (as defined herein);
          (c) existing environmental site assessments of the Property, if any;
          (d) existing permits and licenses for the Property, if any;
          (e) all plans and specifications relating to the Property, if any;
          (f) existing engineering reports for the Property, if any;
          (g) copies of all tax bills for the previous three (3) years; and
          (h) lists of all pending lawsuits or claims relating to the Property.
     In the event that this Agreement terminates for any reason, Purchaser shall immediately return to Seller all written and other physical materials (whether from Seller, Seller’s agents or otherwise) received by Purchaser pursuant to this Agreement.

     To Seller’s Knowledge, the materials delivered by Seller to Purchaser pursuant to this Section 3.1 are true, correct and complete; however, Seller makes no representation or warranty regarding the contents of, or information provided in, any report or other document. Except as otherwise expressly set forth in this Agreement, Seller makes no representation or warranty, either expressed or implied, and shall have no liability with respect to the accuracy or completeness of the information, data or conclusions contained in the information provided to Purchaser, and Purchaser shall have made its own independent inquiry regarding the economic feasibility, physical condition and environmental state of the Property prior to executing this Agreement.
     3.2 Inspections and Access. Purchaser and its representatives shall be permitted to enter upon the Real Property at reasonable times and from time to time during the Due Diligence Period to examine, inspect and investigate the Property and all books, records, drawings and other documentation relating thereto in Seller’s possession other than the Excluded Documents (collectively, the “Inspections”), subject to the terms, conditions and limitations set forth in the following provisions of this Section 3.2. All of the Inspections shall be conducted at the expense of Purchaser without contribution from Seller of any kind or amount except as may otherwise be provided for herein.
          (a) Purchaser shall have a right to enter upon the Real Property during the Due Diligence Period for the purpose of conducting the Inspections and for no other purpose, provided that in each such instance (i) Purchaser notifies Seller of the intended Inspections not less than one (1) business day prior to such entry; (ii) such Inspections are scheduled with Seller’s plant manager; and (iii) Purchaser is in full compliance with Section 3.2(d) hereof. At Seller’s election, a representative of Seller shall be present during any entry by Purchaser or its representatives upon the Real Property for conducting said Inspections. Purchaser shall take all necessary actions to insure that neither it nor any of its representatives shall unreasonably interfere with the ongoing operations occurring at the Real Property during the course of performing any such Inspections, including, without limitation, any operations of Sellers. Purchaser shall not cause or permit any mechanics’ liens or other liens to be filed against the Property as a result of the Inspections. Notwithstanding anything set forth herein to the contrary, Purchaser shall not be permitted to: (x) perform any Phase II environmental assessments or any tests that require the physical alteration of the Property (including, without limitation, borings or samplings) without the prior written consent of Seller (which consent shall not be unreasonably withheld); or (y) review any of the Excluded Documents. Promptly after receipt of the written request of Seller, Purchaser shall deliver to Seller a complete copy of any written studies, reports, tests results or similar documents prepared by or on behalf of Purchaser or its agents.
          (b) Purchaser shall have until the Due Diligence Expiration Date in which to conduct its Inspections and analysis of the Property and of all information pertaining to the Property to determine whether the Property is acceptable to Purchaser. During the Due Diligence Period, Purchaser may terminate this Agreement for any reason or no reason, by giving written notice of termination to Seller on or before the Due Diligence Expiration Date. If Purchaser does not give such notice of termination on or before the Due Diligence Expiration Date, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 3.2, the Earnest Money shall be non-refundable except in the event of default by Seller or as otherwise specifically provided herein, and this Agreement shall continue in full force and effect. In the event of such termination, the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder.
          (c) Purchaser agrees and covenants with Seller that prior to Closing it will not disclose any of the reports or any other documentation or information obtained by Purchaser which relates to the Property or Seller to any third party (other than lenders, accountants, attorneys and other professionals and consultants working for Purchaser in connection with the acquisition of the Property who agree to keep such information confidential) without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless Purchaser is obligated by law to make such disclosure. All diligence information acquired by Purchaser hereunder shall be used by Purchaser and its agents solely in connection with the transactions contemplated hereby.
          (d) Purchaser agrees to indemnify, defend and hold Seller and Seller’s respective members, partners, trustees, beneficiaries, shareholders, directors, officers, managers, advisors and other agents and their respective employees, officers, directors and shareholders (collectively, the “Indemnified Parties”) harmless from and against any and all claims, losses, damages, costs and expense (including, without limitation, attorneys fees’ and court costs) suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Purchaser (including activities of any of Purchaser’s employees, consultants, contractors or other agents) conducted pursuant to or in violation of this Section 3.2 or otherwise, whether the events giving rise to such indemnity claim occurred before or occur after the date hereof, including, without limitation, mechanics’ liens, damage to the Property and injury to persons or property resulting from such activities and, in connection therewith, in the event that the Property is damaged, disturbed or altered in any way as a result of such activities and Purchaser terminates this Agreement pursuant to Section 3.2(b), Purchaser shall promptly restore the Property to substantially the same condition existing prior to the commencement of such activities. The preceding indemnification applies only to the extent the claim, loss, damage, cost or expense is attributable to such actions of Purchaser or its agents (for example, if there was a pre-existing condition which was exacerbated by permitted testing, then Purchaser’s obligation is limited to the extent of the exacerbation only) and it shall not apply to extent any such matters arise from or relate to the discovery or required or permitted disclosure of a condition relating to the Property. Furthermore, Purchaser agrees to maintain and to cause all of its representatives or agents conducting any inspections to maintain and have in effect workers’ compensation insurance, with statutory limits of coverage, and commercial general liability insurance in the form of Exhibit F attached hereto. Such insurance shall name Seller, Seller and their respective lenders as additional insured parties. Purchaser shall deliver to Seller and Seller prior to entering upon the Property evidence reasonably satisfactory to Seller and Seller that the insurance required hereunder is in full force and effect.
     3.3 Title and Survey. Seller shall, at its sole cost and expense, obtain and deliver to Purchaser on or before June 15, 2008 for Purchaser’s review, current commitments for ALTA owner’s policies of title insurance for each of the properties comprising the Land, together with recorded documents listed in such commitments (collectively, the “Title Commitment”) issued by the Title Company. Seller shall also obtain and deliver to Purchaser on or before June 15, 2008, at Seller’s expense, surveys for the properties (collectively, the “Current Surveys”) in compliance with the Survey Standards set forth on Exhibit G attached hereto. Purchaser acknowledges receipt of the Title Commitments and Current Surveys and has accepted all exceptions to title set forth on the title proformas (the “Title Proformas”) attached hereto as Exhibit H and the form and substance of the Current Surveys and all matters shown thereon (such matters together with the Leases, taxes not yet due and payable, and acts of Purchaser are collectively referred to as the “Permitted Exceptions”). Seller shall provide the Title Company with documents reasonably requested by the Title Company in order to issue the Title Proformas at Closing.
     3.4 Additional Conditions to Parties’ Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent on the following:
          (a) The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date, except for any change in circumstances resulting from acts or omissions permitted or contemplated under the provisions of this Agreement;
          (b) As of the Closing Date, the other party shall have performed its obligations hereunder in all material respects and all deliveries to be made by the other party at Closing have been tendered;
          (c) Seller shall have delivered to Purchaser evidence of insurance as required by the Leases;
          (d) Seller must be occupying 100% of the space leased by the Leases, be open for business, and current in all sums due under the Leases;
          (e) The Title Company shall be ready, willing and able to issue to Purchaser one or more owner’s title policies for the Property, with all endorsements that the Title Company agreed to provide prior to the Due Diligence Expiration Date, and that are consistent with the Title Commitment, subject only to the Permitted Exceptions;
          (f) Purchaser shall have received the Current Surveys in accordance with Section 3.3 above;
          (g) Seller shall have delivered to Purchaser, or shall be prepared to deliver at Closing, with respect to each of the Leases: (i) estoppel certificates executed by Seller in favor of Purchaser in the form required under the Leases, and (ii) subordination, non-disturbance and attornment agreements executed by Seller, provided such form is acceptable to Seller in Seller’s reasonable discretion; and
          (h) The physical and environmental condition of the Property shall be substantially the same on the Closing Date as on the date hereof.

If any of the foregoing conditions is not satisfied by the Closing Date, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement, by notice to Seller given on or before the Closing Date. In the event that Seller fails to deliver the items referred to in Sections 3.4(c), (d) or (g), Seller shall be in default hereunder. If Purchaser is not entitled to or does not elect to so terminate, the Closing shall take place as herein provided without abatement of the Purchase Price.
SECTION 4. CLOSING
     4.1 Time and Place. The Closing shall be held on the Closing Date at the Title Company. The parties agree to complete all arrangements for Closing prior to the Closing Date so that all requirements for Closing, with the exception of the delivery of the Purchase Price, are in place by the end of the day prior to the Closing Date and only the funding need be completed on the Closing Date.
     4.2 Deliveries. At Closing, Seller and ESC Sub, as applicable, and Purchaser shall execute and deliver the following items:
          (a) Seller shall deliver or cause ESC Sub, as applicable, to deliver to Purchaser:
               (i) Special warranty deeds to the Real Property, conveying to Purchaser all of Seller’s right, title and interest in and to the Real Property, subject only to the Permitted Exceptions;
               (ii) one or more bills of sale and assignments conveying to Purchaser all of Seller’s right, title and interest in and to the Personal Property;
               (iii) a non-foreign transferor certification pursuant to Section 1445 of the Internal Revenue Code for Seller;
               (iv) evidence of Seller’s authority to consummate the transactions described herein, as required by the Title Company;
               (v) a certificate reaffirming Seller’s representations and warranties contained in Section 6 below;
               (vi) insurance certificates required by the Leases;
               (vii) to the extent not already delivered, estoppel certificates and subordination, non-disturbance and attornment agreements executed by Seller in accordance with Section 3.4(g) above;
               (viii) an ALTA Statement; and
               (ix) such other documents as Purchaser may reasonably request to enable Purchaser to consummate the transaction contemplated by this Agreement; provided none of said additional documents imposes any cost or obligation upon Seller not otherwise specifically imposed upon Seller pursuant to the terms of this Agreement.
          (b) Purchaser shall pay or deliver to Seller:
               (i) the Purchase Price, by wire transfer, as provided in subsection 2.2(a) hereof; and
               (ii) evidence of Purchaser’s authority to consummate the transactions described herein, as required by the Title Company.
               (iii) such other documents as Seller may reasonably request to enable Seller to consummate the transaction contemplated by this Agreement; provided none of said additional documents imposes any cost or obligation upon Purchaser not otherwise specifically imposed upon Purchaser pursuant to the terms of this Agreement.
          (c) Seller and Purchaser shall jointly deliver:
               (i) instructions to the Title Company, as escrowee, to pay the Deposit to Seller and any interest thereon to Purchaser;
               (ii) the Leases in the form attached hereto as Exhibit C for each Property executed by Purchaser, on the one hand, and by Seller on the other hand;
               (iii) recordable Memoranda of the Leases in the form attached to the Leases for each Property executed by Purchaser, on the one hand, and by Seller on the other hand;
               (iv) a closing statement describing the Purchase Price and other applicable costs;
               (v) all transfer declarations, affidavits of value or similar documentation required by applicable state, county and local law;
               (vi) non-disturbance agreement in form reasonably acceptable to Seller, Purchaser and Purchaser’s lender; and
               (vii) an environmental escrow agreement, in the form of Exhibit I attached hereto and made a part hereof (“Holdback Escrow”) and Seller agrees to deposit One Hundred Seventy-Nine Thousand and No/100 Dollars ($179,000.00) at Closing into the Holdback Escrow.
     4.3 Closing Instructions to Title Company. The Closing shall be facilitated through an escrow established with the Title Company, using closing escrow instructions consistent with this Agreement and the Title Company’s standard practice, or as otherwise mutually agreed between Purchaser and Seller. Notwithstanding the use of an escrow, the Closing shall be completed (with the escrow closed out) on the Closing Date, including the concurrent delivery of all required documents, updated title and the Purchase Price (i.e. a so-called “New York Style Closing”).
SECTION 5. PRORATIONS
     There shall be no proration of any income or expenses. Seller shall be entitled to all income and responsible for all expenses related to the Property prior to the Closing Date and Purchaser shall be entitled to all income and responsible for all expenses related to the Property after the Closing Date.
SECTION 6. SELLER’S REPRESENTATIONS AND WARRANTIES
     6.1 List of Representations and Warranties. Seller hereby represents and warrants to Purchaser as follows:
          (a) Authority. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
          (b) Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Seller is a party.
          (c) Options to Purchase. To Seller’s Knowledge, no person other than Purchaser has an option or right of first refusal to purchase the Property or any portion thereof.
          (d) Condemnation. To Seller’s Knowledge there is no pending or threatened condemnation action that would materially and adversely affect the operation or value of one or more of the properties comprising the Property.
          (e) Litigation. To Seller’s Knowledge, except as set forth on Schedule 1 attached hereto, no litigation has been served upon Seller, or threatened in writing, with respect to the Property that remains outstanding.
          (f) Environmental Condition. To Seller’s Knowledge, (i) there are no unccured violations of Environmental Laws related to the Property with respect to the presence or release of Hazardous Materials on or from the Property, and (ii) no above ground or underground storage tanks are presently located on the Property, except as disclosed in the environmental reports delivered by Seller to Purchaser, obtained by Purchaser or disclosed on Schedule 2. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) and other federal laws governing Hazardous Materials as in effect on the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement, and all state and local laws, regulations and ordinances that regulate Hazardous Materials in effect as of the date of this Agreement. “Hazardous Materials” means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any applicable law, as currently in effect as of the date of this Agreement (ii) petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) friable asbestos, (vi) flammable explosives, (vii) infectious materials or (viii) radioactive materials.
          (g) Violations of Law. Except as set forth on Schedule 2, Seller has not received any written notice of, nor to Seller’s knowledge is Seller aware of any uncured past violation or of any present violation of any applicable building, zoning or other ordinances, resolutions, statutes or regulations of any government or governmental agency with respect to the use, maintenance, condition or operation of the Property or any part thereof.
          (h) Special Assessments. Seller has not received notice of any proposed governmental special assessment for the Property. To Seller’s Knowledge, there is no ordinance or hearing now before any local governmental body which either contemplates or authorizes any public improvements or special assessments or special tax levies, the cost of which may be assessed against the Property.
          (i) Seller’s Deliveries. The items delivered to Purchaser pursuant to Section 3.1 hereof include all of the documents, reports or studies in Seller’s possession or control relating to the Property required to be delivered under Section 3.1.
          (j) Permits and Similar Documents. To Seller’s knowledge, all building permits, certificates of occupancy, business licenses and, without limitation, all other notices, licenses, permits, certificates and authority, required in connection with the construction, use or occupancy of the Project have been obtained and are in effect and in good standing.
     6.2 Survival. The representations and warranties of Seller set forth in this Agreement shall be deemed remade as of Closing, provided that Seller may give Purchaser on or before the Closing Date one or more notices of any modifications (each a “Statement of Modifications”) to such representations and warranties which arise after the date hereof, and said representations and warranties as so remade and modified shall survive Closing for a period of twelve (12) months after the Closing Date, after which all of the representations and warranties of Seller shall become void and of no further force or effect.
     6.3 Definition of Knowledge. As used in this Section 6 or other provisions of this Agreement, the term “to Seller’s Knowledge” or “best of Seller’s Knowledge” or any other reference to the knowledge of Seller (a) shall mean and apply to the actual knowledge of Paul Henry and John Gruber (the “Knowledge Individuals”) and not to any other persons or entities, (b) shall mean the actual (and not implied or constructive) knowledge of the Knowledge Individuals, without any duty to conduct any investigation or inquiry of any kind, and (c) shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the Knowledge Individuals. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to Seller set forth herein shall be limited to refer to only those actually received by or known to the Knowledge Individuals in the limited manner provided in clauses (a) — (c) above. Seller represents and warrants to Purchaser that the Knowledge Individuals listed here are the individuals who are familiar with the Property.

     6.4 Limitations Concerning Purchaser’s Knowledge and Third Party Protection. Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (collectively, the “Representations”) which are made by Seller and set forth herein or in any of the documents or instruments required to be delivered by Seller hereunder, shall be subject to the following conditions and limitation: there shall be no liability on the part of Seller after Closing for any breach of a Representation arising from any matter or circumstance of which Purchaser had actual knowledge at Closing (including matters and circumstances described in any Statement of Modifications); and (b) in the event that prior to the time of Closing, Purchaser gains knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller or not intentionally misrepresented by Seller on the date the Agreement was signed by Seller, then Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the Representation caused thereby, but Purchaser’s sole and exclusive right and remedy shall be to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder. The parties hereto expressly acknowledge and agree that none of Seller’s representations, warranties or covenants herein may be relied on by the Title Company, whether by subrogation or otherwise.
SECTION 7. PURCHASE AS-IS
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY IN ITS “AS-IS, WHERE IS” CONDITION “WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT,

ON, UNDER, OR ADJACENT TO THE PROPERTY OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PROPERTY AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY EXCEPT AS SET FORTH IN THE LEASES.
SECTION 8. PURCHASER’S REPRESENTATIONS AND WARRANTIES
     Purchaser hereby represents and warrants to Seller as follows:
     8.1 Authority. Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
     8.2 Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Purchaser is a party.
     The representations and warranties of Purchaser set forth in this Agreement shall be deemed remade as of Closing, and said representations and warranties as so remade shall survive the Closing for a period of twelve (12) months after the Closing Date, after which all of the representations and warranties of Purchaser shall become void and of no further force or effect.
SECTION 9. CLOSING COSTS
     Seller shall pay the following expenses incurred in connection with the transactions described herein: (i) costs to obtain the owner’s title policies, (ii) the cost of all title endorsements for the owner’s policies, (ii) one-half of all closing fees charged by the Title Company (including escrow and New York Style closing charges), (iii) deed and transfer taxes, (iv) Seller’s legal fees and expenses; and (v) Current Survey costs. Purchaser shall pay (a) one-half of all closing fees charged by the Title Company, (b) the fee for the recording of the deed,

(c) Purchaser’s diligence, legal fees and expenses; and (d) mortgage taxes (though nothing contained in this Agreement shall be deemed a financing contingency or otherwise suggest that Purchaser’s obligation to close is subject to any requirement of Purchaser’s lender), if any.
SECTION 10. BROKERAGE COMMISSIONS
     Seller and Purchaser each warrant and represent to the other that neither has had any dealings with any broker, agent or finder relating to the sale of the Property or the other transactions contemplated hereby other than with Jones Lang LaSalle, and each agrees to indemnify, defend and hold the other harmless from and against any claim for brokerage commissions, compensation or fees by any broker, agent or finder in connection the sale of the Property or the other transactions contemplated hereby resulting from the acts of the indemnifying party. Seller shall pay the commission, due Jones Lang LaSalle at Closing.
     SECTION 11. NOTICE
     All notices, demands and communications (a “Notice”) under this Agreement shall be delivered or sent by: (a) first class, registered or certified mail, postage prepaid, return receipt requested, (b) nationally recognized overnight courier, addressed to the address of the intended recipient set forth below or to such other address as either party may designate by notice pursuant to this Section, or (c) facsimile, provided that a hard copy is sent by overnight courier that same day. Notices shall be deemed given one business day after delivery to the overnight courier, three business days after being mailed as provided in clause (a) above, or upon receipt if sent by facsimile, provided the fax is received by 5:00 p.m. CST.

Notices to Seller:	Federal Signal Corporation
1415 W. 22nd Street, Suite 1100
Oak Brook, IL 60523
Telecopy: (630) 954-2041
Attention: John Gruber

With a copy to:	Paul Hastings Janofsky & Walker LLP
191 N. Wacker Drive
30th Floor
Chicago, IL 60606
Telecopy: (312) 499-6171
Attention: Gregory E. Spitzer, Esq.

Notices to Purchaser:	CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, IL 60523
Telecopy: (630) 586-8010
Attention: Mr. James Clewlow

With a copy to:	Richmond Breslin LLP
233 S. Wacker Drive
Suite 5775
Chicago, IL 60606
Telepcopy: (312) 258-0977
Attention: Jerome R. Richman, Esq.

SECTION 12. CASUALTY AND CONDEMNATION
     If any portion of a property comprising part of the Property is damaged by fire or other casualty prior to the Closing Date which would either (a) cost in excess of $500,000.00 to repair (as determined by an insurance adjuster mutually selected by Purchaser and Seller), or (b) permit Seller under a Lease to either terminate the Lease or abate any rent payable under such Lease (unless Seller credits Purchaser at Closing the amount of all rent to be abated under the Lease after the Closing Date), then Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement. Seller shall in any event be responsible for the deductible payable with regard to such fire or casualty; in such instance Seller shall credit Purchaser at Closing the amount of the deductible to the extent not already paid by Seller.
     If a portion of any property that comprises part of the Property is taken in eminent domain proceedings prior to Closing, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement.
SECTION 13. OPERATIONS PRIOR TO CLOSING OR TERMINATION
     Seller covenants and agrees with Purchaser that after the date hereof until the Closing or termination of this Agreement, Seller shall conduct its business involving the Property as follows:
          (a) Seller shall refrain from transferring title to any of the Property (other than use of regular business inventory or transfer of Personal Property no longer used in the operation of the Real Property, all in the ordinary course of business) or creating on the Property any easements, mortgages or other encumbrances of any nature whatsoever which will survive Closing.
          (b) Seller shall refrain from entering into or amending any contracts, leases or other agreements pertaining to the Property, other than contracts entered into in the ordinary course of business and which are binding only on Seller and not Purchaser or the Property.
          (c) Seller shall promptly notify Purchaser of any material change in any condition with respect to the Property or of the occurrence of any event or circumstance that makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in a material manner, or any covenant of Purchaser under this Agreement incapable or less likely of being performed.
SECTION 14. DEFAULTS AND REMEDIES
     14.1 Seller Defaults. In the event that Seller, on or prior to the Closing Date, shall default in the performance of its obligations hereunder, Purchaser, as its sole and exclusive remedy, may either (a) seek specific performance of Seller’s obligations hereunder, or (b)

terminate this Agreement, receive a refund of the Earnest Money and recover an amount equal to its reasonable, out-of-pocket, third party expenses incurred in connection with its investigation of the Property, negotiation of this Agreement and preparation for Closing, whereupon neither party shall have any further obligation to the other party hereunder. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages.
     14.2 Purchaser Defaults. In the event that Purchaser, on or prior to the Closing Date, shall default in the performance of its obligations under this Agreement, then Seller, as its sole and exclusive remedy, may terminate this Agreement by notifying Purchaser thereof and receive and retain the Earnest Money as liquidated damages. Purchaser shall not be liable to Seller for any other damages, including, without limitation, direct, punitive, speculative or consequential damages. PURCHASER AND SELLER ACKNOWLEDGE THAT THE DAMAGES TO SELLER IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE EARNEST MONEY REPRESENTS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE TRANSACTION SHOULD FAIL TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT AND UNDER THE CIRCUMSTANCES THAT WOULD EXIST AT THE TIME OF SUCH BREACH. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE EARNEST MONEY SHALL BE SELLER’S SOLE REMEDY, AT LAW AND IN EQUITY, FOR PURCHASER’S DEFAULT UNDER THIS AGREEMENT.
     14.3 Attorneys’ Fees and Costs. In the event legal action is instituted to interpret or enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party’s costs and attorney’s fees, including, without limitation, all costs and fees that are incurred in any trial, on any appeal and/or in any bankruptcy proceeding.
SECTION 15. MISCELLANEOUS
     15.1 Entire Agreement; Amendments. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Property, and all prior agreements, understandings, representations and statements, oral or written, including any so-called letters of intent, are hereby merged herein and superseded hereby. This Agreement may only be amended or modified by an instrument in writing, signed by the party or parties intended to be bound thereby.
     15.2 Time. All parties hereto agree that time is of the essence in the performance of the provisions of this Agreement. If the performance of any obligation required hereunder or the last day of any time period determined in accordance with the terms and provisions of this Agreement is to occur on a Saturday, Sunday or legal holiday under the laws of any of the State of Illinois, then the day on which the performance of any such obligation is to occur or the last day of any such time period, as the case may be, shall be extended to the next business day.
     15.3 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. In the event this Agreement is signed by more than one Seller, then each representation, warranty and covenant made by such party shall be deemed to apply only with respect to the particular property owned by such Seller, notwithstanding anything to the contrary contained herein.
     15.4 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be governed by and interpreted in accordance with the laws of the State of Illinois.
     15.5 Recordation. Purchaser may not record this Agreement or a memorandum of this Agreement in the public records of the counties where the Property is located.
     15.6 Assignment; Third Party Beneficiaries. Purchaser may assign this Agreement without Seller’s prior written consent. Subject to the previous sentence, this Agreement shall inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, no transfer of this Agreement shall relieve Purchaser from its obligations under this Agreement. This Agreement is intended for the benefit of Purchaser and Seller, and except as provided in the indemnity granted by Purchaser under Section 3.2 with respect to the Indemnified Parties described therein, no other person or entity shall be entitled to rely on this Agreement, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.
     15.7 Section Headings. The Section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.
     15.8 Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
     15.9 Waiver of Trial by Jury. Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.
     15.10 Exculpation of Related Parties. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits hereto attached or in any documents executed in connection herewith (collectively, including this Agreement and said exhibits, but excluding the Leases, the “Purchase Documents”), it is expressly understood and agreed by and between the parties hereto that the recourse of one party to this Agreement or its successors or assigns against the other party with respect to the alleged breach by or on the part of such other party of any representation, warranty, covenant, undertaking, indemnity or agreement contained in any of the Purchase Documents, or with respect to any other obligation or liability whatsoever under the

Purchase Documents, shall not extend to any assets of the other party’s members, partners, shareholders, beneficiaries, or any other direct or indirect equity holders, or any of their employees, advisors, representatives or other agents or affiliates.
     15.11 No Waiver. No covenant, term or condition of this Agreement, other than as expressly set forth herein, shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be.
     15.12 Survival. Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Agreement shall survive the Closing and no action based thereon shall be commenced after the Closing.
     15.13 Illinois Income Tax Withholding. At least five (5) days prior to the Closing, Seller shall deliver to Purchaser evidence that the sale of the Project to Purchaser hereunder is not subject to, and does not subject Purchaser to liability under, 35 ILCS 5/902 (d) or 35 ILCS 120/5j (“Act”) and that at least fifteen (15) days prior to the Closing, Seller shall have notified the Illinois Department of Revenue (“Department”) of the intended sale and requested the Department to make a determination as to whether the Seller has an assessed, but unpaid, amount of tax, penalties, or interest under the Act. Seller agrees that Purchaser may, at the Closing, deduct and withhold from the proceeds that are due Seller the amount necessary to comply with the withholding requirements imposed by the Act. Purchaser shall deposit the amount so withheld in a separate escrow with the Title Company pursuant to the terms and conditions acceptable to Seller and Purchaser, but in any event, complying with the Act.
(Balance of Page Intentionally Blank)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

SELLER: FEDERAL SIGNAL CORPORATION, a Delaware corporation
By:
Name:
Title:

PURCHASER: CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A
Legal Description
2645 FEDERAL SIGNAL DRIVE, UNIVERSITY PARK, IL PROPERTY
PARCEL 1:
THE SOUTHWEST 1/4 OF THE NORTHEAST 1/4 OF SECTION 8 (EXCEPT THAT PART CONVEYED TO THE STATE OF ILLINOIS FOR INTERSTATE 57), IN TOWNSHIP 34 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, ALL IN WILL COUNTY, ILLINOIS.
PARCEL 2:
ALL THAT PART OF THE EAST 1/2 OF THE NORTHWEST 1/4 OF SECTION 8, TOWNSHIP 34 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EASTERLY OF THE EASTERLY RIGHT OF WAY OF INTERSTATE HIGHWAY 57, IN WILL COUNTY, ILLINOIS.

A-1

EXHIBIT B
Legal Description
1300 W. BARTLETT ROAD, ELGIN, IL PROPERTY
LOT 1 IN ELGIN-VICTOR INDUSTRIAL PARK UNIT 1, BEING A SUBDIVISION OF PART OF THE NORTHEAST QUARTER OF SECTION 31 AND PART OF THE NORTHWEST QUARTER OF SECTION 32, TOWNSHIP 41 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 9, 1966 AS DOCUMENT 20019150, IN COOK COUNTY, ILLINOIS.

B-1

EXHIBIT C
Form of Lease
[See Attached]

C-1

EXHIBIT D
Schedule of Monthly Base Rent and Valuation

Property	Initial Monthly Base Rent	Valuation
1300 W. Bartlett Road, Elgin, IL	$105,793.00	$15,046,971.00
2645 Federal Signal Drive, University Park, IL	$155,572.00	$22,127,074.00

D-1

EXHIBIT E
EARNEST MONEY ESCROW AGREEMENT
[See Attached]

TO:	First American Title Insurance Company 30 North LaSalle Street, Suite 310 Chicago, Illinois 60602 Attention:

RE:	Escrow Trust No. 346833-001, -002 & -003
DATE: July ___, 2008
I. PARTIES

A.	Seller:	Federal Signal Corporation
1415 W. 22nd Street
Suite 1100
Oak Brook, Illinois 60523
Attention: Mr. John Gruber

B.	Purchaser:	CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523-1501
Attention: Mr. James Clewlow

C.	Escrow Holder:	First American Title Insurance Company
30 North LaSalle Street, Suite 310
Chicago, Illinois 60602
Attention:
II. PRELIMINARY STATEMENTS
     A. Concurrently with the execution and delivery of this Earnest Money Escrow Agreement, Seller and Purchaser have executed and delivered a certain Purchase and Sale Agreement (“Agreement”). Under the terms of the Agreement, Seller has agreed to sell to Purchaser that certain parcel of land and improvements thereon located at 1300 Bartlett Road, Elgin, Illinois, and 2645 Signal Drive, University Park, Illinois.
     B. Pursuant to Section 2.2(a) of the Agreement, Purchaser is required to deposit with the Escrow Holder the sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (“Earnest Money”) to be held by Escrow Holder pursuant to the terms and provisions of this Earnest Money Escrow Agreement.
     C. Pursuant to Section 3.2(b) of the Agreement, Purchaser has the right to terminate the Agreement and to have the Earnest Money and interest earned thereon returned to Purchaser.
III. DEPOSIT OF EARNEST MONEY; INVESTMENT DIRECTIONS
     A. Concurrently herewith, Purchaser has deposited the Earnest Money with the Escrow Holder in accordance with the Agreement.
     B. Escrow Holder is hereby authorized and directed to invest the Earnest Money or any portion thereof in accordance with the written direction of Purchaser (or Purchaser’s Counsel). Unless otherwise provided pursuant to the provisions of Section IV hereof, such investment shall be for the benefit of Purchaser. The Federal Taxpayer Identification Number of the Purchaser is 36-3910279.
IV. INSTRUCTIONS
     A. In the event Escrow Holder receives from Purchaser a certification in the form attached hereto as Schedule 1, then Escrow Holder is authorized and directed to return to Purchaser, within one (1) business day thereafter, the Earnest Money, together with all interest earned thereon.
     B. Except as set forth in Paragraph IV.A. above, the Escrow Holder is instructed to hold and invest the Earnest Money, together with all interest earned thereon, until the Escrow Holder is in receipt of (i) a joint written direction from Seller (or Seller’s Counsel) and Purchaser (or Purchaser’s Counsel) or (ii) an order, judgment or decree addressed to Escrow Holder which shall have been entered or issued by any court and which shall determine the disposition of the Earnest Money and all interest earned thereon.
     C. Any party delivering a notice required or permitted hereunder shall simultaneously deliver copies of such notice to all parties listed in Section I of this Earnest Money Escrow Agreement. All notices required herein shall be either personally delivered, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier and shall, in all instances, be deemed to have been received upon delivery thereof.
     D. Except as otherwise expressly set forth in this Earnest Money Escrow Agreement, Escrow Holder shall disregard any and all notices or warnings given by any of the parties hereto.
     E. In case Escrow Holder obeys or complies with any order, judgment or decree of any court with respect to the Earnest Money, Escrow Holder shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Earnest Money Escrow Agreement to which Escrow Holder is or may be at any time a party, Seller and Purchaser shall each be liable for one-half of all such costs, fees and expenses incurred or sustained by Escrow Holder and shall forthwith pay the same to Escrow Holder upon demand; provided, however, that in the event Escrow Holder is made a party to any suit or proceeding between Seller and Purchaser, the prevailing party in such suit or proceeding shall have no liability for the payment of Escrow Holder’s costs, fees and expenses.
     F. Escrow Holder is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes o, this Earnest Money Escrow Agreement.
     G. In no case shall the above mentioned deposits be surrendered except (i) in the manner specifically described in this Earnest Money Escrow Agreement; (ii) on an order signed by the Seller (or Seller’s Counsel) and Purchaser (or Purchaser’s Counsel); or (iii) in obedience to the process of order of a court as aforesaid.
     H. All fees of Escrow Holder shall be charged one-half to Seller and one-half to Purchaser.
     I. Except as to deposits of funds for which Escrow Holder has received express written direction from Purchaser (or Purchaser’s Counsel) concerning investment or other handling, the parties hereto agree that the Escrow Holder shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that Escrow Holder may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the

Illinois Corporate Fiduciary Act 205 ILCS 620/2-8 and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any, provided, however, nothing herein shall diminish Escrow Holder’s obligation to apply the fully amount of the deposits in accordance with the terms of this Earnest Money Escrow Agreement.
     J. Any order, judgment or decree requiring the Escrow Holder to disburse the Earnest Money shall not be binding upon Purchaser or Seller as to the ultimate disposition of the Earnest Money unless and until a final, non-appealable order, judgment or decree is entered by a court having jurisdiction thereof.
     K. This Earnest Money Escrow Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

FOR SELLER: PAUL HASTINGS JANOFSKY & WALKER LLP
By:
Attorney for Seller

FOR PURCHASER: RICHMOND BRESLIN LLP
By:
Attorney for Purchaser

Accepted this ______ day of July, 2008 First American Title Insurance Company Escrow Holder
By:
Name:
Title:

SCHEDULE 1
CERTIFICATION
     The undersigned hereby certifies to Chicago Title and Trust Company, as Escrow Holder under that certain Earnest Money Escrow Agreement dated                                         , 2008, Escrow Trust Number                     , that the undersigned has elected to terminate that certain Agreement of Purchase and Sale dated                                         , 2008 by and between CenterPoint Properties Trust, a Maryland real estate investment trust as Purchaser and Federal Signal Corporation as Seller pursuant to Section 3.2(b) of the Agreement of Purchase and Sale.

CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F
INSURANCE CERTIFICATE
[See Attached]

F-1

EXHIBIT G
SURVEY STANDARDS
                                           , 2007
     This survey is made for the benefit of and is certified to:
     I,                                                                            , a Registered Land Surveyor in the State of                          , do hereby certify to the aforesaid parties, their successors and assigns, as of the date set forth above and I have made a careful survey of a tract of land described as follows:
[Legal Description]
     I further certify that:
     1. The survey reflected by this plat was actually made upon the ground, the attached plat of survey is made at least in accordance with the minimum standards established by the State of                           for surveyors and with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA, ACSM and NSPS in 2005 and meets the Accuracy Standards (as adopted by ALTA, ACSM and NSPS and in effect on the date of this certification), with accuracy and precision requirements modified to meet current minimum angular and linear tolerance requirements of the state in which the subject property is located, and contains Items 1 (except for states that require record monument platting) 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 16, 17 & 18 of Table A thereto.
     2. The survey correctly shows the location of all buildings, structures and other improvements situated on (the “Property”).
     3. Except as shown, all utilities serving the Property enter through adjoining public streets and/or easements of record; that, except as shown, there are no visible easements or rights of way across said Property; that the Property described hereon is the same as the Property described in                           Title Insurance Company’s Commitment No.                                and all easements, covenants and restrictions referenced in said title commitment, or easements of which the undersigned has been advised or has knowledge, have been plotted hereon or otherwise noted as to their effect on the subject Property.
     4. Except as shown, there are no encroachments onto adjoining property, streets or alleys by any buildings, structures or other improvements, and no encroachments by buildings, structures or other improvements situated on adjoining property across property lines onto said Property or across zoning restriction lines in effect as of the date of the survey.
     5. Said described Property is located within an area having a Zone Designation                                          by the Secretary of Housing and Urban Development, on Flood

G-1

Insurance Rate Map No.                          , with a date of identification of                          , for Community Number                               , in                                county, State of                          , which is the current Flood Insurance Rate Map for the community in which said Property is situated and the Property is not located in an area designated as a special flood hazard area by the U.S. Dept. of Housing and Urban Development.
     6. The Property has direct physical access and means of ingress and egress to [name of street or road], a public street or highway upon which the Property abuts.
     7. The number of striped parking spaces located on the subject Property is                                         , and to the extent possible, are graphically shown hereon.

Reg. Land Surveyor No.

G-2

EXHIBIT H
TITLE PROFORMAS
[See Attached]

H-1

EXHIBIT I
FORM OF ENVIRONMENTAL ESCROW AGREEMENT
[See Attached]

ENVIRONMENTAL ESCROW AGREEMENT
     This ENVIRONMENTAL ESCROW AGREEMENT (“Escrow Agreement”) is made as of the       day of July, 2008, by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Purchaser”) and FEDERAL SIGNAL CORPORATION, a Delaware corporation (“Seller”), and FIRST AMERICAN TITLE INSURANCE COMPANY, a                           (“Escrow Agent”).
RECITALS
     WHEREAS the following facts are agreed upon by the parties:
     A. Seller and Purchaser have entered into that certain Agreement of Purchase and Sale Agreement dated July 1, 2008, (the “Agreement”). All initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. Under the terms of the Agreement, Seller has agreed to sell and Purchaser has agreed to purchase certain real property including that real property located at 2645 Federal Signal Drive, University Park, Illinois (“UP Property”).
     B. Purchaser’s environmental due diligence investigation of the UP Property has identified the presence of volatile organic constituents, including without limitation vinyl chloride; 1, 1 dichloroethene; cis-1, 2-dichloroethene; trans-1, 2-dichloroethene, tetrachloroethene; and trichloroethene, in the soil and groundwater at the UP Property above Illinois Tier 1 Remediation Objectives (collectively, “Subsurface Contamination”) established by the Illinois Environmental Protection Agency (“IEPA”). Purchaser has provided Seller certain environmental reports which more specifically describe the Subsurface Contamination, these reports include without limitation: Carlson Environmental, Inc.’s (“CEI”) Subsurface Soil and Ground Water Investigation, dated June 23, 2008, and CEI’s Phase I Environmental Assessment dated June 9, 2008 (“Environmental Reports”).
     C. Under the Agreement, Seller and Purchaser have agreed that the sum of One Hundred Seventy Nine Thousand no/100 Dollars ($179,000.00) (“Environmental Escrow Funds”) shall be withheld from the Purchase Price at Closing and deposited into an escrow with Escrow Agent (“Environmental Escrow”) to help Purchaser pay for the costs of completing performing the work reasonably necessary to remediate the Subsurface Contamination at the UP Property and obtain a No Further Remediation Letter (“NFR”) as described in this Escrow Agreement. The Environmental Escrow will be available to be released to Purchaser pursuant to the terms of this Escrow Agreement. Neither Seller nor Purchaser shall be required to deposit or contribute any funds towards the Remediation Work (as defined below) except for the Environmental Escrow Funds.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and each act to be performed hereunder by the parties, Purchaser, Seller and Escrow Agent hereby agree as follows:

1.	Incorporation. The provisions and definitions set forth above in the Recitals to this Agreement, including, without limitation, all defined terms, are true and accurate and incorporated herein by reference.

2.	Remediation Work.
(a)	From and after the Closing Date, the parties agree that Purchaser shall be entitled to access and use the funds held in the Environmental Escrow for the purpose of entering the UP Property into the Illinois Site Remediation Program and promptly performing any and all work reasonable appropriate to obtain and record a NFR with regard to the Subsurface Contamination (“Remediation Work”). For purposes of this Escrow Agreement, “Remediation Work” shall include without limitation: investigation, delineation, sampling of soil and groundwater, remediation, modeling, reporting, vapor intrusion mitigation, closure activities, construction of engineered barriers, and other work reasonably necessary to address or respond to the Subsurface Contamination (collectively, “Remediation Work”). As part of the Remediation Work Purchaser shall be allowed to perform borings and other investigations (e.g., including use of a diesel-powered drill rig) within the buildings present at the UP Property. Purchaser shall perform the Remediation Work in accordance with industrial/commercial cleanup objectives. Purchaser shall promptly record the NFR after receipt from IEPA.

(b)	Seller agrees to cooperate with Purchaser and Purchaser’s consultants and will supply, promptly upon request, any information reasonably requested to facilitate the completion of the Remediation Work, including without limitation sharing of information and execution of documents reasonably necessary to allow Purchaser to obtain and record a NFR. Seller shall be entitled to observe all Remediation Work and take split samples at its sole cost and expense.

(c)	Upon request, Purchaser shall provide to Seller copies of any governmental correspondence, reports or laboratory analyses, Purchaser receives in connection with the Remediation Work.
3.	Post Closing Obligations: Access and Insurance.
(a)	Notwithstanding anything to the contrary in the Lease dated even date herewith by and between Purchaser and Seller, Seller hereby agrees to provide Purchaser and its contractors a right of entry and access to the UP Property for purposes of exercising its rights under this Escrow Agreement including without limitation performing the Remediation Work. Purchaser agrees to contact Seller, no less than 48 hours prior to the initiation of the Remediation Work, to coordinate reasonably and mutually agreeable times of access to the UP Property.

(b)	Before Purchaser or any of its contractors enter the UP Property to conduct the Remediation Work, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall request each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and properly damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with the Remediation Work.
4.	Environmental Escrow Funds. The Environmental Escrow Funds shall be deposited in escrow with the Escrow Agent on the Closing Date of the Purchase Agreement. The Escrow Agent agrees to hold and disburse the Environmental Escrow Funds in accordance with the terms of this Agreement.

5.	Disbursements.
(a)	Disbursement of Environmental Escrow Funds to Seller. At any time during the course of performing Remediation Work, Purchaser may submit to Seller and Escrow Agent one or more detailed invoices with evidence of payment of such invoices, as well as evidence showing that the relevant portion of the Remediation Work has been completed (“Disbursement Request”). The Escrow Agent will not disburse funds hereunder until the earlier of a date that Seller approves of the Disbursement Request in writing, or ten (10) business days have elapsed following delivery of the same to Seller.

(b)	Disbursement to Purchaser. Upon Purchaser’s completion of the Remediation Work and receipt and recording of a NFR addressing the Subsurface Contamination at the UP Property, any funds remaining in the Escrow Account shall be disbursed to Seller.
6.	Environmental Escrow Account. The Escrow Agent agrees to accept the Environmental Escrow Funds and agrees to establish and maintain a separate account for the Environmental Escrow Funds and any accrued interest thereon (the “Escrow Account”).

7.	Investment. The Escrow Agent agrees to hold and invest and reinvest the funds in the Environmental Escrow Account in accordance with investment instructions from Seller, which investments shall be subject to Purchaser’s approval, which approval will not be unreasonably withheld or delayed. Interest and other earnings on the Environmental Escrow Account shall be added to the Environmental Escrow Account and returned to Seller in accordance with the disbursement process outlined in Section 5 of this Environmental Escrow Agreement.

8.	Exculpation. The Escrow Agent’s duties are only such as are specifically provided herein, and the Escrow Agent shall incur no liability whatsoever to Seller or Purchaser except for gross negligence or willful misconduct or any loss resulting from the failure to invest the Environmental Escrow Account or any part thereof in accordance with the provisions of Section 7 hereof. The Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions herein contained. The Escrow Agent may consult with counsel and shall have no liability hereunder for any action taken in good faith in accordance with such advice. In addition, the Escrow Agent shall have no liability hereunder for acting in accordance with any written instructions given to it under this Agreement and believed by it to have been executed by the proper parties. The Escrow Agent shall not be liable for interest on the Environmental Escrow Account or for losses or tax liabilities with respect to any income, expense, gain or loss with respect to the Environmental Escrow Account except to the extent of any loss resulting from Escrow Agent’s gross negligence, willful misconduct or a material breach of its obligations under this Agreement.

9.	Fee. Seller shall be responsible for payment of all fees due and owing to Escrow Agent for the performance of its obligations hereunder.

10.	Resignation. The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing in accordance with this Agreement. The fees, if any, of any successor Escrow Agent shall be shared equally by Purchaser and Seller.

11.	Taxes. As between Seller and Purchaser, Seller shall be responsible for the payment of any and all taxes imposed on the interest and earnings of the Environmental Escrow Account. For this purpose, Seller’s taxpayer identification number is .

12.	Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

13.	Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by facsimile, if followed with a copy by U.S. Mail, overnight courier, registered mail, postage prepaid, or hand delivered:
(a)	if to the Escrow Agent, to:

First American Title Insurance Company 30 N. LaSalle, Suite 310 Chicago, Illinois 60602 Attn: Kina Clayton

(b)	if to Seller, to:

Federal Signal Corporation 1415 W. 22nd Street, Suite 1100 Oak Brook, Illinois 60523 Facsimile: (630) 954-2041 Attn: John Gruber

(c)	if to Purchaser, to:

CenterPoint Properties Trust 1808 Swift Drive Oak Brook, Illinois 60523-1501 Facsimile: (630) 586-8010 Attn: Brian Townsend

With Copy To:

Richmond Breslin LLP 233 South Wacker Drive, Suite 1800 Chicago, Illinois 60606 Facsimile: (312) 258-0977 Attn: Jerry Richman
or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other parties hereto.
16.	Miscellaneous. The terms and conditions of this Environmental Escrow Agreement supersede the terms and conditions of any other agreement between the parties to the extent there is a conflict between terms.
     IN WITNESS OF, the parties have duly executed this Environmental Escrow Agreement as of the date first above written.
[SIGNATURE PAGES ATTACHED]

PURCHASER:	CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust
By:
Its:
Date:

By:
Its:
Date:

SELLER:	FEDERAL SIGNAL CORPORATION, a Delaware Corporation

By:
Its:
Date:

ESCROW HOLDER:	FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Its:
Date:

SCHEDULE 1
Litigation
None.

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SCHEDULE 2
Violations
Any violations disclosed in the following reports:
1.	Phase I Environmental Site Assessment for Elgin Sweeper Company, 1300 W. Bartlett Road, Elgin, Illinois prepared by Bureau Veritas as job number 08008-108052.00.

2.	Phase I Environmental Site Assessment for Federal Signal Safety and Security Systems Group, 2645 Federal Signal Drive, University Park, Illinois prepared by Bureau Veritas as job number 08008-108052.00.

3.	Phase II Environmental Site Assessment for Elgin Sweeper Company, 1300 W. Bartlett Road, Elgin, Illinois, prepared by Carlson Environmental as job number 3629B-CP.

4.	Phase II Environmental Site Assessment for Federal Signal Safety and Security Systems Group, 2645 Federal Signal Drive, University Park, Illinois prepared by Carlson Environmental as job number 3628B-CP.

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SCHEDULE 3
Trade Fixtures and Personal Property
     All apparatus, personal property, trade fixtures, inventory, equipment, machinery, fittings, furniture, furnishings, chattel, materials and supplies located on and used in, or related to Seller’s business, including, but not limited to, overhead cranes mainframe computers, kitchen equipment and telephone and similar systems and articles of personal property of every kind and nature whatsoever, and any additions, replacements, accessions and substitutions thereto or therefor, and all proceeds of all of the foregoing, or any part of the foregoing used or usable in connection with any present or future operation or letting (or subletting) of the Real Property or the activities at any time conducted thereon and now or hereafter owned by Seller or by any sublessee or other person or entity using all or any part of the Real Property by, through, or under (or with the express or implied consent of) Seller; and also including the following:
1300 W. Bartlett Road, Elgin, IL
     Air Make Up units
     Several Overhead Cranes 30+
     Shot Blast Booth with in ground pits
     Paint Booths with in ground pits
2645 Federal Signal Drive, University Park, IL
     In the Sheet Metal Dept., a large structure 5 ton Shaw Box bridge crane
     In the Sheet Metal Dept., a tall pedestal 2 Ton Coffing hoist
     In the Lift Truck Battery Charging station, a Cleveland Tramerail 2 Ton small bridge crane
     In the Metal Prep Dept., a long twin bridge crane 2Ton Electrolift system over the dip tanks
     In the Metal Prep Dept., a mono rail tram 2 Ton C&H hoist with a back up hoist on the rail for the Detrex
     In the Metal Prep Dept. boiler room, 2 steam boilers — Kewanee 100hp & Columbia 75hp for the process steam/heat
     In the Main Boiler Room, two 75 hp Sullair pneumatic compressors & 1 attached Sullair pneumatic dryer

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     In the main Boiler Room, one 10hp Ingersoll Rand pneumatic compressor
     In the previous Crating Department, a short 1/2 ton pedestal Coffing hoist
     In the Tool Room, a 3 ton under hung bridge Kundal crane
     In the Tool Room, a 2 ton mono rail Coffing hoist
     In FWS Dept., a column mounted jib crane half ton Coffing hoist
     In the FWS Dept., two small light weight pedestal 1/4 ton Coffing hoists
     In the Assembly Dept., two Dayton process exhaust blowers for the Electrovert Wave Solder process
     In the ISG FAT Dept., Special application electrical transformers & custom designed distribution centers for testing
     In the Janitorial Dept., one trash compactor we use, is the property of our rubbish hauler, Star Disposal
     In the Janitorial dept., one cardboard bailer we use , is the property of our scrap metal hauler, Cozzi/Metals Management
     In the Metal prep dept., 18 dip tanks for the metal cleaning process

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TABLE OF CONTENTS
(continued)

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